Exhibit (d)(24)

JOHN HANCOCK FUNDS II

AMENDMENT TO SUBADVISORY AGREEMENT

T. ROWE PRICE ASSOCIATES, INC.

AMENDMENT made as of this 27th day of March, 2025 to the Subadvisory Agreement dated January 1, 2014 as amended (the “Agreement”), between John Hancock Investment Management LLC, a Delaware limited liability company (the “Adviser”), and T. Rowe Price Associates, Inc., a Maryland Corporation (the “Subadviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	CHANGE IN APPENDIX A

Appendix A of the Agreement relating to the compensation of the Subadviser is hereby amended to change the fee schedule for Mid Value Fund (the “Fund”).

2.	EFECTIVE DATE

This Amendment is effective retroactive to January 1, 2025 with respect to the Fund, following approval of the Amendment by the Board of Trustees of John Hancock Funds II.

3.	EXECUTION

This Agreement and any amendments hereto and any notices or other communications hereunder that are required to be in writing may be in electronic form (including without limitation by facsimile and, in the case of notices and other communications, email) and may be executed by means of electronic signatures.

4.	SUBADVISORY AGREEMENT

In all other respects, the Agreement is confirmed and remains in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK INVESTMENT MANAGEMENT LLC

By:	/s Jay Aronowitz
Name:	Jay Aronowitz
Title:	Chief Investment Officer

T. ROWE PRICE ASSOCIATES, INC.

By:	/s/ Terence Baptiste
Name:	Terence Baptiste
Title:	Vice President

APPENDIX A

Blue Chip Growth Fund

Equity Income Fund

Health Sciences Fund

Mid Value Fund

Science & Technology Fund

The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio accrued daily at an annual rate as follows (the “Subadviser Fee”):

Portfolio

Blue Chip Growth Fund

First $50 million of Aggregate Net Assets*	Next $150 million of Aggregate Net Assets*	Next $300 million of Aggregate Net Assets*	Next $500 million of Aggregate Net Assets*	Next $2 billion of Aggregate Net Assets*	Over $3 billion of Aggregate Net Assets*
XXX%	XXX%[1]	XXX%[2]	XXX%[3]	XXX%[4]	XXX%%

[1]

When Aggregated Net Assets exceed $100 million on any day, the annual rate of subadvisory fee is XXX% on the first $100 million of Aggregate Net Assets. When Aggregated Net Assets exceed $200 million on any day, the annual rate of subadvisory fee is XXX% on the first $200 million of Aggregate Net Assets.

[2]	When Aggregated Net Assets exceed $500 million on any day, the annual rate of subadvisory fee is XXX% on the first $500 million of Aggregate Net Assets.
[3]	When Aggregated Net Assets exceed $1 billion on any day, the annual rate of subadvisory fee is XXX% on the first $1 billion of Aggregate Net Assets.
[4]	When Aggregated Net Assets exceed $2 billion on any day, the annual rate of subadvisory fee is XXX% on the first $2 billion of Aggregate Net Assets.

Portfolio

Equity Income Fund

First $50 million of Aggregate Net Assets*	Between $50 million and $100 million of Aggregate Net Assets*	Between $100 million and $200 million of Aggregate Net Assets*	Between $200 million and $500 million of Aggregate Net Assets*	Between $500 million and $1 billion of Aggregate Net Assets*	Between $1 billion and $1.5 billion of Aggregate Net Assets*
XXX%	XXX%	XXX%[1]	XXX%[2]	XXX%[3]	XXX%[4]

Between $1.5 billion and $2 billion of Aggregate Net Assets*	Between $2 billion and $3 billion of Aggregate Net Assets*	Between $3 billion and $4 billion of Aggregate Net Assets*	Between $4 billion and $5.5 billion of Aggregate Net Assets*	Between $5.5 billion and $7.5 billion of Aggregate Net Assets*	Over $7.5 billion of Aggregate Net Assets*
XXX%[5]	XXX%[6]	XXX%[7]	XXX%[8]	XXX%[9]	XXX%[10]

[1]	When Aggregate Net Assets exceed $100 million on any day, the annual rate of subadvisory fee for that day is XXX% on the first $100 million of Aggregate Net Assets.
[2]	When Aggregate Net Assets exceed $200 million on any day, the annual rate of subadvisory fee for that day is XXX% on the first $200 million of Aggregate Net Assets.
[3]

When Aggregate Net Assets exceed $500 million on any day, the annual rate of subadvisory fee for that day is XXX% on the first $500 million of Aggregate Net Assets and XXX% on the amount above $500 million.

[4]	When Aggregate Net Assets exceed $1 billion on any day, the annual rate of subadvisory fee for that day is XXX% on the first $1 billion of Aggregate Net Assets.
[5]	When Aggregate Net Assets exceed $1.5 billion on any day, the annual rate of subadvisory fee for that day is XXX% on the first $1.5 billion of Aggregate Net Assets.
[6]	When Aggregate Net Assets exceed $2 billion on any day, the annual rate of subadvisory fee for that day is XXX% on the first $2 billion of Aggregate Net Assets.
[7]	When Aggregate Net Assets exceed $3 billion on any day, the annual rate of subadvisory fee for that day is XXX% on the first $3 billion of Aggregate Net Assets.
[8]	When Aggregate Net Assets exceed $4 billion on any day, the annual rate of subadvisory fee for that day is XXX% on the first $4 billion of Aggregate Net Assets.
[9]	When Aggregate Net Assets exceed $5.5 billion on any day, the annual rate of subadvisory fee for that day is XXX% on the first $5.5 billion of Aggregate Net Assets.
[10]	When Aggregate Net Assets exceed $7.5 billion on any day, the annual rate of subadvisory fee for that day is XXX% on the first $7.5 billion of Aggregate Net Assets.

Portfolio

Health Sciences Fund

Aggregate Net Assets*	Tier	Fee Rate
Assets Under $750 million	First $500 million	XXX%
	Over $500 million	XXX%
Assets Between $750 million - $1 billion	First $1 billion	XXX%
	Over $1 billion	XXX%
Assets Between $1 billion - $1.5 billion	All Assets	Flat Dollar Fee of $4.8 million[1]
Assets Between $1.5 billion - $1.875 billion	All Assets	XXX%
Assets Between $1.875 billion - $2 billion	All Assets	Flat Dollar Fee of $6 million[1]
Assets Over $2 billion	All Assets	XXX%

[1]	Flat dollar fee applies annually across all Portfolios that comprise Aggregate Net Assets.

Portfolio	First $1 billion of Aggregate Net Assets		Over $1 billion of Aggregate Net Assets*		Over $2 billion of Aggregate Net Assets**		Over $3 billion of Aggregate Net Assets***		Excess Over $5.5 billion of Aggregate Net Assets****
Mid Value Fund	XXX	%	XXX	%	XXX	%	XXX	%	XXX	%

*	When Aggregate Net Assets exceed $1 billion on any day, the annual rate of subadvisory fee for that day is XXX% on all assets.
**	When Aggregate Net Assets exceed $2 billion on any day, the annual rate of subadvisory fee for that day is XXX% on all assets.
***	When Aggregate Net Assets exceed $3 billion on any day, the annual rate of subadvisory fee for that day is XXX% on all assets.
****	When Aggregate Net Assets exceed $5.5 billion on any day, the annual rate of subadvisory fee for that day is XXX% on all assets.

Portfolio

Science & Technology Fund

First $50 million of Aggregate Net Assets*	Between $50 million and $100 million of Aggregate Net Assets*	Between $100 million and $200 million of Aggregate Net Assets*	Between $200 million and $500 million of Aggregate Net Assets*	Between $500 million and $1 billion of Aggregate Net Assets*	Excess Over $1 billion of Aggregate Net Assets*
XXX%	XXX%	XXX%[1]	XXX%[2]	XXX%[3]	XXX%

[1]	When Aggregate Net Assets exceed $100 million on any day, the annual rate of subadvisory fee for that day is XXX% on the first $100 million of Aggregate Net Assets.
[2]	When Aggregate Net Assets exceed $200 million on any day, the annual rate of subadvisory fee for that day is XXX% on the first $200 million of Aggregate Net Assets.
[3]	When Aggregate Net Assets exceed $500 million on any day, the annual rate of subadvisory fee for that day is XXX% on the first $500 million of Aggregate Net Assets.
*

The term Aggregate Net Assets for a given day includes the net assets of the Portfolio managed by the Subadviser. It also includes the net assets of one or more other portfolios of the Trust, or other portfolios managed by the Subadviser as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee for a given day, the net assets of the Portfolio and each other portfolio of the Trust are determined by the custodian or fund accountant as of the close of business on the previous business day of the Trust, and the net assets of each other portfolio are determined as of the close of business on the previous business day (and to the extent not available, as of the most recent practicable day) of that other portfolio.

Trust Portfolio(s)	Other Portfolio(s)
Blue Chip Growth Fund	Blue Chip Growth Trust, a series of John Hancock Variable Insurance Trust and Manulife North American Equity Fund Series – (I)

Equity Income Fund	Equity Income Trust, a series of John Hancock Variable Insurance Trust Manulife US Large Cap Value Equity Fund and Manulife North American Equity Fund Series – (II) (Asia)

Health Sciences Fund	Health Sciences Trust, a series of John Hancock Variable Insurance Trust and Manulife Health Care Fund Series (I) - (Asia Platform)

Mid Value Fund	Mid Value Trust, a series of John Hancock Variable Insurance Trust

Science & Technology Fund	Science & Technology Trust, a series of John Hancock Variable Insurance Trust and Manulife Provident Funds Unit Trust Series - Manulife Technology Fund

The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Applicable Annual Fee Rate is then applied to Portfolio assets as described below. The Subadviser Fee for each Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Capital Appreciation Value Fund

The Subadviser shall serve as subadviser for the Portfolio of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to the Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Subadviser Fee”):

If Aggregate Net Assets are less than $500 million, the following fee schedule shall apply:

Portfolio	First $250 million of Aggregate Net Assets*		Excess Over $250 million of Aggregate Net Assets*
Capital Appreciation Value Fund	XXX	%	XXX	%

If Aggregate Net Assets equal or exceed $500 million but are less than $2 billion, the following fee schedule shall apply:

Portfolio	First $1 billion of Aggregate Net Assets*		Excess Over $1 billion of Aggregate Net Assets*
Capital Appreciation Value Fund	XXX	%	XXX	%

If Aggregate Net Assets equal or exceed $2 billion but are less than $3 billion, the following fee schedule shall apply:

Portfolio	First $500 million of Aggregate Net Assets*		Excess Over $500 million of Aggregate Net Assets*
Capital Appreciation Value Fund	XXX	%	XXX	%

If Aggregate Net Assets equal or exceed $3 billion, the following fee schedule shall apply:

Portfolio	All Asset Levels
Capital Appreciation Value Fund	XXX	%

*

The term Aggregate Net Assets for a given day includes the net assets of a Portfolio of the Trust, as indicated below, managed by the Subadviser. It also includes with respect to each Portfolio the net assets of one or more other portfolios as indicated below managed by the Subadviser, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee for a given day, the net assets of the Portfolio and each other portfolio of the Trust are determined by the custodian or fund accountant as of the close of business on the previous business day of the Trust, and the net assets of each other portfolio are determined as of the close of business on the previous business day of that other portfolio.

Trust Portfolio(s)	Other Portfolio(s)
Capital Appreciation Value Fund	Capital Appreciation Value Trust, a series of John Hancock Variable Insurance Trust

The Subadviser Fee for the Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

If, with respect to the Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.